QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement pertaining to the 1993 Nonofficer Employee Stock Option Plan of Stewart & Stevenson Services, Inc. of our report dated April 9, 2003, with respect to the consolidated financial statements of Stewart & Stevenson Services, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Houston, Texas
April 9, 2003

QuickLinks

CONSENT OF INDEPENDENT AUDITORS